Exhibit 99.1
4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release

Pebblebrook Hotel Trust Acquires
Avalon Bed & Breakfast and Duval Gardens in Key West, FL

Bethesda, MD, October 20, 2021 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it acquired the 19-room Avalon Bed & Breakfast (“Avalon”) and 12-room Duval Gardens (“Duval”), both in Key West, Florida, for $20.0 million. The two well-maintained properties will be consolidated and operated as part of the Company’s Southernmost Beach Resort (“Southernmost”) and managed by Highgate, which currently manages the Company’s two Key West resorts, Southernmost and The Marker Key West Harbor Resort.

Avalon and Duval have highly desirable locations along the vibrant Duval Street, which showcases Key West’s most visited attractions, restaurants and bars. Avalon is physically surrounded by Southernmost on three sides, allowing for a seamless incorporation into Southernmost’s operations. Avalon contains 19 guestrooms, and the property features an outdoor plunge pool. Duval, located just a few blocks north of Southernmost, features 12 guestrooms and an outdoor swimming pool.

“We are very excited to acquire these two well maintained and historically charming properties in the heart of Key West,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “The location of both Avalon and Duval will allow us to incorporate these properties into our existing Southernmost Beach Resort, enabling us to generate significant operating and marketing synergies. We also look forward to implementing our best practices and operating initiatives to enhance the profitability of these properties, which we believe offer tremendous upside potential.”

Based on the Company’s initial investment in Avalon and Duval, it expects to generate a forward 12-month incremental annualized hotel net operating income (“hotel NOI”), after a 4% capital reserve, of $1.6 to $2.4 million.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 52 hotels, totaling approximately 13,000 guest rooms across 15 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

About Highgate

Highgate is a leading real estate investment and hospitality management company widely recognized as an innovator in the industry. Highgate is the dominant player in major U.S. gateway cities including New York, Boston, Miami, San Francisco and Honolulu, with a growing Caribbean and Latin America footprint. The hospitality forward company provides expert guidance through all stages of the property cycle, from planning and development through recapitalization or disposition. Highgate has a proven record of developing its diverse portfolio of bespoke lifestyle hotel brands, legacy brands, and independent hotels and resorts with contemporary programming and digital acumen. The company utilizes industry-leading revenue management tools that efficiently identify and predict evolving market dynamics to drive outperformance and maximize asset value. With an executive team consisting of some of the most experienced hotel management leaders, the company is a trusted partner for top ownership groups and major hotel brands. Highgate maintains corporate offices in New York, Chicago, Dallas, London, Miami, and Seattle. www.highgate.com.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections of hotel operating performance; descriptions of the Company’s plans or objectives for future operations, acquisitions or services and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of October 20, 2021. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Avalon Bed & Breakfast and Duval Gardens
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
Forward 12-Month Forecast
(Unaudited, in millions)

	Range
	Low		High

Hotel net income	$1.4	to	$2.3

Adjustment:
Depreciation and amortization(1)	0.3		0.3

Hotel EBITDA	$1.7		$2.6

Adjustment:
Capital reserve	(0.1)		(0.2)

Hotel Net Operating Income	$1.6		$2.4

(1) Depreciation and amortization have been estimated based on a preliminary purchase price allocation. A change, if any, in the allocation will affect the amount of depreciation and amortization and the resulting change may be material.

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented forecasted hotel EBITDA and forecasted hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s forecasted EBITDA and forecasted net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s forecasted EBITDA and net operating income after capital reserves calculations to hotel net income in accordance with GAAP.